AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 7, 1998
                                                      REGISTRATION NO. 333-59999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             AMENDMENT NO. 1 TO THE
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                             4841                             23-2417713
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA  16915
                                 (814) 274-9830
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             COLIN HIGGIN, ESQUIRE
                             DEPUTY GENERAL COUNSEL
                      ADELPHIA COMMUNICATIONS CORPORATION
                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA  16915
                                 (814) 274-9830
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                       CARL E. ROTHENBERGER, JR., ESQUIRE
                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                          21ST FLOOR, 301 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA  15219
                                 (412) 562-8826


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


-----------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the expenses which will be incurred by the Company in connection with the issuance and distribution of the securities being registered.*

                                                               AMOUNT
SEC filing fee..............................................  $247,959
Legal fees and expenses.....................................    50,000
Accounting fees and expenses................................     7,500
Miscellaneous expenses......................................    25,000

Total.......................................................  $330,459
* All amounts are estimated except for the SEC filing fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Adelphia provide for indemnification of the officers and directors of Adelphia to the full extent permissible under Delaware law.

     Adelphia's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Adelphia shall not be personally liable to Adelphia or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions after July 1, 1986, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.                               Reference
-----------                               ---------
   4.01                The Certificate of Incorporation of Adelphia Communications            *
                       Corporation

   5.01                Opinion of Buchanan Ingersoll Professional Corporation                 Filed herewith.

  12.01                Computation of Ratio of Earnings to Combined Fixed Charges and         *
                       Preferred Stock Dividends

  23.01                Consent of Deloitte & Touche LLP                                       *

  23.02                Consent of Buchanan Ingersoll Professional Corporation                 **

  24.01                Power of Attorney (included on the signature page of the               *
                       Registration Statement)

* Previously filed.
** Included in their opinion.

ITEM 17.  UNDERTAKINGS

     (a) Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment Number 1 to registration statement on Form S-3 and has duly caused Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 7th day of August, 1998.

                                    ADELPHIA COMMUNICATIONS CORPORATION

                                    By  /s/ Timothy J. Rigas
                                      -------------------------
                                    Timothy J. Rigas, Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURES                              TITLE                              DATE

             *                   Chairman, President and Chief Executive        August 7, 1998
-------------------------------  Officer
  JOHN J. RIGAS

             *                   Executive Vice President and Director          August 7, 1998
-------------------------------
  MICHAEL J. RIGAS

/s/ Timothy J. Rigas             Executive Vice President, Chief                August 7, 1998
-------------------------------  Financial Officer, Chief Accounting
  TIMOTHY J. RIGAS               Officer, Treasurer and Director


             *                   Executive Vice President and Director          August 7, 1998
-------------------------------
  JAMES P. RIGAS

             *                   Senior Vice President, Secretary and           August 7, 1998
-------------------------------  Director
  DANIEL R. MILLIARD

          SIGNATURES                              TITLE                              DATE

-------------------------------  Director                                       August __, 1998
 PETE J. METROS

-------------------------------  Director                                       August __, 1998
 DENNIS P. COYLE

-------------------------------  Director                                       August __, 1998
 PERRY S. PATTERSON

*/s/ Timothy J. Rigas
-------------------------------                                                 August 7, 1998
  Timothy J. Rigas,
   as attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.                              Reference
-----------                              ---------
   4.01                The Certificate of Incorporation of Adelphia Communications            *
                       Corporation
   5.01                Opinion of Buchanan Ingersoll Professional Corporation                 Filed herewith.
  12.01                Computation of Ratio of Earnings to Combined Fixed Charges and         *
                       Preferred Stock Dividends
  23.01                Consent of Deloitte & Touche LLP                                       *
  23.02                Consent of Buchanan Ingersoll Professional Corporation                 **
  24.01                Power of Attorney (included on the signature page of the               *
                       Registration Statement)

* Previously filed.
** Included in their opinion.